                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2002
                                                  -----------------


                               JUNUM INCORPORATED
               (Exact name of registrant as specified in charter)


         DELAWARE                   000-21566                     84-1219819
(State or other jurisdiction      (Commission                   (IRS Employer
     of incorporation)            File Number)               Identification No.)

1590 Corporate Drive, Costa Mesa, California       92626
  (Address of principal executive offices)       (Zip Code)


         (Former name or former address, if changed since last report.)


         (Former name or former address, if changed since last report.)


       Registrant's telephone number, including area code: (714) 979-5063

Item 5. Other Events

Certain minority shareholders have made a claim against the Company to be new directors. This action was taken without the knowledge or consent of any duly elected Officer or Director of Junum. Junum and its elected and authorized Officers and Directors contend that this action was invalid and unauthorized and will use every effort to protect the Company and its Shareholders.




                                   JUNUM INCORPORATED

                                   /s/ David Coulter
                                   -----------------------------------------
                                   David B. Coulter, Chief Executive Officer